UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant: ☒

Filed by a party other than the Registrant: ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MIDWESTONE FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined).

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

*    IMPORTANT NOTICE REGARDING THE RECORD DATE    *

MidWestOne Financial Group, Inc.

102 South Clinton St.

Iowa City, Iowa 52240

Special Meeting of Shareholders

to Be Held January 23, 2009

The enclosed proxy statement and proxy card state that the close of business on November 10, 2008, has been fixed as the record date for determining those shareholders entitled to vote at the special meeting of shareholders of MidWestOne Financial Group, Inc. to be held on January 23, 2009. The purpose of this notice is to inform you that the correct record date is November 17, 2008. Accordingly, you are receiving the enclosed materials because shareholder records indicate that you were a shareholder as of November 17, 2008.

Each of the enclosed proxy statement and proxy card is amended to replace each reference to the November 10, 2008, record date with November 17, 2008.